UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2017

DELTA AIR LINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05424	58-0218548
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 20706, Atlanta, Georgia 30320-6001

(Address of principal executive offices)

Registrant’s telephone number, including area code: (404) 715-2600

Registrant’s Web site address: www.delta.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

[_]  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Item 1.01 Entry into a Material Definitive Agreement

Delta Air Lines, Inc. (“Delta”) previously announced the redevelopment of its facility at New York’s LaGuardia Airport (“LaGuardia”). Delta is partnering with the Port Authority of New York and New Jersey (the “Port Authority”) to replace Terminals C and D at LaGuardia with a new state-of-the-art terminal facility consisting of 37 gates across four concourses connected to a central headhouse. The terminal will feature a new, larger Delta Sky Club, wider concourses, more gate seating, as well as 30 percent more concessions space than the existing Terminals. The facility will also offer direct access between the parking garage and terminal and improved roadways and drop-off/pick-up areas. The design of the new terminal will integrate sustainable technologies and improvements in energy efficiency. Construction will be phased to limit passenger inconvenience and is expected to be completed by 2026. With the reconstruction of Terminals C and D, Delta will continue to build on its strong commitment to the local community by hiring local businesses and workforce.  Delta is also committed to supporting New York State’s labor and contracting diversity compliance goals, currently the highest in the nation promoting minority and women business enterprise (MWBE) opportunities.

In connection with the redevelopment, on September 13, 2017, Delta entered into an amended and restated terminal lease with the Port Authority with a term through 2050. Pursuant to the lease agreement, Delta will fund (through debt issuance and existing cash) and undertake the design, management and construction of the terminal and certain off-premises supporting facilities. Delta currently expects its costs for the project to be approximately $3.3 billion. In addition, Delta will receive a Port Authority contribution of $600 million to facilitate construction of the terminal and other supporting infrastructure. Delta bears the risk of project construction, including if the project’s actual costs exceed the projected costs.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA AIR LINES, INC.

By: /s/ Paul A. Jacobson
Date: September 15, 2017	Paul A. Jacobson, Executive Vice President and Chief Financial Officer